CMG FUND TRUST

EXHIBIT 77.B.  Accountants' Report on Internal Control

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Trustees and the Shareholders of
CMG Fund Trust

In planning and performing our audits of the financial statements of CMG Small Cap Fund, CMG Small/Mid Cap Fund, CMG International Stock Fund, CMG Enhanced S&P 500 Index Fund, CMG Mid Cap Growth Fund, CMG Mid Cap Value Fund, CMG Small Cap Growth Fund, CMG Small Cap Value Fund, CMG Large Cap Growth Fund, CMG Large Cap Value Fund, CMG Core Bond Fund (formerly CMG Fixed Income Securities Fund), CMG High Yield Fund, CMG Short Term Bond Fund, CMG Strategic Equity Fund, and CMG Ultra Short Term Bond Fund (the "Funds") (each a series of CMG Fund Trust) for the year ended July 31, 2004, we considered their internal control, including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, not to provide assurance on internal control.

The management of the Funds is responsible for establishing and maintaining internal control. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. Generally, controls that are relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with generally accepted accounting principles. Those controls include the safeguarding of assets against unauthorized acquisition, use or disposition.

Because of inherent limitations in internal control, errors or fraud may occur and not be detected. Also, projection of any evaluation of internal control to future periods is subject to the risk that controls may become inadequate because of changes in conditions or that the effectiveness of their design and operation may deteriorate.

Our consideration of internal control would not necessarily disclose all matters in internal control that might be material weaknesses under standards established by the Public Company Accounting Oversight Board (United States). A material weakness, for purposes of this report, is a condition in which the design or operation of one or more of the internal control components does not reduce to a relatively low level the risk that misstatements caused by error or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving internal control and its operation, including controls for safeguarding securities, that we consider to be material weaknesses as defined above as of July 31, 2004.

This report is intended solely for the information and use of the Board of Trustees, management and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.


/s/PRICEWATERHOUSECOOPERS LLP
PricewaterhouseCoopers LLP
September 16, 2004

EXHIBIT 77.E

Sub-Item 77.E  Legal Proceedings


Recently, Columbia Management Advisors, Inc. ("CMA") has been named as a defendant in several derivative actions under Sections 34(b), 36(b) and 48(a) of the Investment Company Act of 1940, as amended, alleging, among other things, that the fees and expenses paid by the Fund are excessive. Cohen v. FleetBoston Financial Corporation was filed in the U.S. District Court for the District of Massachusetts on August 2, 2004; Osburn v. FleetBoston Financial Corporation was filed in the U.S. District Court for the District of Massachusetts on August 10, 2004; Slicker v. FleetBoston Financial Corporation was filed in the U.S. District Court for the District of Massachusetts on August 11, 2004; and Simmonds v. FleetBoston Financial Corporation was filed in the U.S. District Court for the District of Massachusetts on September 8, 2004. CMA and the other defendants to these actions and various of its affiliates, certain other mutual funds advised by CMA and its affiliates, and various directors of such funds, have denied these allegations and are contesting the plaintiffs' claims.

Various civil individual, class and derivative actions have been filed in regard to these market timing allegations. As of August 31, 2004, we have received the following complaints:

(1) George Slaybe et al, Plaintiffs, v. Columbia Management Advisors, Inc., Defendant
               United States District Court
         District of Massachusetts
         Case # 04 10534 PBS

(2) David Armetta derivatively on behalf of the Columbia Common Stock Fund, Plaintiff, v. FleetBoston Financial Corporation, et al.

         United States District Court
         District of Massachusetts
         Case # 04 10555 MLW

(3) Edward I. Segel and Iris Segel derivatively on behalf of Columbia Acorn Fund, Columbia Acorn Trust and the Columbia Funds, Plaintiffs, v. FleetBoston Financial Corporation, et al.

         United States District Court
         District of Massachusetts
         Case # 04-10567MEL

(4) Catherine Dukes, Individually and On Behalf of All Others Similarly Situated v. Columbia Funds, FleetBoston Financial Corporation, et al.

         United States District Court
         District of Massachusetts
         Case # 04-10315-PBS

(5) AB Medical Equipment Corp., Individually and On Behalf of All Others Similarly Situated, Plaintiff, v. FleetBoston Financial Corporation, et al.

         United States District Court
         District of Massachusetts
         Case # 04-10355PBS

(6) Karen M. McKenna, Individually and on Behalf of All Others Similarly Situated, Plaintiff, v. Columbia Funds, Columbia Acorn Trust, FleetBoston Financial Corporation, et al.

         United States District Court
         Southern District of New York
         Case # 04 CV 1576


(7) Lawrence S. Wick, as custodian for Ryan S. Wick, Andrew T. Wick, and Hayley L. Wick, and Ryan S. Wick, Andrew T. Wick, and Hayley L. Wick individually and on behalf of others similarly situated, Plaintiffs, v. FleetBoston Financial Corporation, et al.

         United States District Court
         District of Massachusetts
         Case # 04-10408HEL


(8) Steven B. Ehrlich, Custodian for Cory Ryan Ehrlich UTMA/Florida, Individually and On Behalf of All Others Similarly Situated v. FleetBoston Financial Corporation, et al.

         United States District Court
         District of Massachusetts
         Case # 04 10405 PBS


(9) Harold Beardsley, et al on behalf of Columbia Disciplined Value Fund (the "Columbia Funds") v. FleetBoston Financial Corporation, et al

         United States District Court
         District of Massachusetts
         Case # 04 10978 PBS

EXHIBIT 77.H


77.H     CHANGES IN CONTROL OF REGISTRANT

CMG SMALL CAP FUND (SERIES #01):

No client had controlling interest in this fund.


CMG INTERNATIONAL STOCK FUND (SERIES #02):


Controlling interest went to record owners, Fleet National Bank FBO CMC Omnibus C/C and Fleet National Bank FBO CMC Omnibus R/R, at 38.31% and 35.51%, respectively. No other client holds more than 25% of the fund.

CMG HIGH YIELD FUND (SERIES #03):

No client had controlling interest in this fund.


CMG SHORT TERM BOND FUND (SERIES #04):

No client had controlling interest in this fund.


CMG CORE BOND FUND (SERIES #05)

Controlling interest went to record owners, Fleet National Bank FBO CMC Omnibus C/C and Fleet National Bank FBO CMC Omnibus C/R, at 52.41% and 25.38%, respectively. No other client holds more than 25% of the fund.


CMG SMALL/MID CAP FUND (SERIES #07)

No client had controlling interest in this fund.


CMG STRATEGIC EQUITY FUND (SERIES #08)

No client had controlling interest in this fund.


CMG ENHANCED S&P 500 INDEX FUND (SERIES #09)

Controlling interest went to record owner, Fleet National Bank FBO CMC Omnibus C/C at 78.05%. No other client holds more than 25% of the fund.

CMG MID CAP GROWTH FUND (SERIES #10)

Controlling interest went to record owner, Fleet National Bank FBO CMC Omnibus C/C at 61.00%. No other client holds more than 25% of the fund.


CMG MID CAP VALUE FUND (SERIES #11)

Controlling interest went to record owner, Fleet National Bank FBO CMC Omnibus C/C at 59.86%. No other client holds more than 25% of the fund.


CMG SMALL CAP GROWTH FUND (SERIES #12)

Controlling interest went to record owners, Fleet National Bank FBO CMC Omnibus R/R and Fleet National Bank FBO CMC Omnibus C/C at 52.44% and 38.60%, respectively. No other client holds more than 25% of the fund.


CMG SMALL CAP VALUE FUND (SERIES #13)

Controlling interest went to record owners, Fleet National Bank FBO CMC Omnibus R/R and Fleet National Bank FBO CMC Omnibus C/C at 48.10% and 36.76%, respectively. No other client holds more than 25% of the fund.

CMG LARGE CAP GROWTH FUND (SERIES #14)

Controlling interest went to record owner, Fleet National Bank FBO CMC Omnibus C/C at 61.29%. No other client holds more than 25% of the fund.

CMG LARGE CAP VALUE FUND (SERIES #15)

Controlling interest went to record owners, Fleet National Bank FBO CMC Omnibus C/C and Fleet National Bank FBO CMC Omnibus R/R, at 55.95% and 27.04%, respectively. No other client holds more than 25% of the fund.


CMG ULTRA SHORT TERM BOND FUND (SERIES #16)

Controlling interest went to record owners, Fleet National Bank FBO CMC Omnibus C/C and Fleet National Bank FBO CMC Omnibus R/R, at 46.29% and 48.39%, respectively. No other client holds more than 25% of the fund.

EXHIBIT 77.O

77.O  TRANSACTIONS EFFECTED PURSUANT TO RULE 10F-3


CMG High Yield Fund (series #03):


Qualifying transactions are listed below. On a quarterly basis, the Registrant's Board of Directors receives a Form 10F-3 containing information that enables them to determine that all purchases made during the quarter were effected in compliance with the Registrant's 10F-3 procedures.


1)       Issuer: Warner Music Group 7.375% due 4/15/14
         Date of Purchase: 4/1/04
         Underwriter from whom Purchased: Deutsche

         Affiliated Underwriters: B of A Securities

         Other Members of Syndicate: Deutsche, Lehman, Merrill

         Aggregate dollar amount of purchase:
                          $4,000,000
         Aggregate dollar amount of offering:
                          $465,000,000
         Purchase price (net of fees and expenses):
                          $100
         Date offering commenced: 4/1/04

         Commission:      $137,500 net


2)       Issuer: Allied Waste 6.375% due 4/15/11
         Date of Purchase: 4/7/04

         Underwriter from whom Purchased: UBS

         Affiliated Underwriters: B of A Securities

         Other Members of Syndicate: Citigroup, JP Morgan

         Aggregate dollar amount of purchase:
                          $15,000,000
         Aggregate dollar amount of offering:
                          $275,000,000
         Purchase price (net of fees and expenses):
                          $100
         Date offering commenced: 4/7/04

         Commission:      $243,750 net

3)       Issuer: Allied Waste 7.375% due 4/15/14
         Date of Purchase: 4/7/04
         Underwriter from whom Purchased: UBS

         Affiliated Underwriters: B of A Securities

         Other Members of Syndicate: Deutsche, JP Morgan

         Aggregate dollar amount of purchase:
                          $20,000,000
         Aggregate dollar amount of offering:
                          $400,000,000
         Purchase price (net of fees and expenses):
                          $100
         Date offering commenced: 4/7/04

         Commission:      $325,000 net


4)       Issuer: Triad Hospitals 7% due 5/15/12
         Date of Purchase: 4/29/04
         Underwriter from whom Purchased: Citgroup

         Affiliated Underwriters: B of A Securities

         Other Members of Syndicate: CSFB, Goldman, Merrill

         Aggregate dollar amount of purchase:
                          $33,128
         Aggregate dollar amount of offering:
                          $600,000,000
         Purchase price (net of fees and expenses):
                          $100
         Date offering commenced: 4/29/04

         Commission:      $248,460 net


5)       Issuer: Plains Exploration 7.125% due 6/15/15
         Date of Purchase: 6/18/04
         Underwriter from whom Purchased: Lehman

         Affiliated Underwriters: B of A Securities

         Other Members of Syndicate: JPM, BNP, Paribas, Harris, Nesbitt

         Aggregate dollar amount of purchase:
                          $5,000,000
         Aggregate dollar amount of offering:
                          $250,000,000
         Purchase price (net of fees and expenses):
                          $99.478
         Date offering commenced: 6/18/04

         Commission:      $100,000 net

6)       Issuer: Pride International 7.375% due 7/15/14
         Date of Purchase:  6/22/04
         Underwriter from whom Purchased: Citigroup

         Affiliated Underwriters: B of A Securities

         Other Members of Syndicate: Deutsche Bank Securities, BNP Paribus, Calyon Securities U.S.A., Inc.

         Aggregate dollar amount of purchase:
                          $11,500,000
         Aggregate dollar amount of offering:
                          $500,000,000
         Purchase price (net of fees and expenses):
                          $99.474
         Date offering commenced: 6/22/04

         Commission:      $143,750 net


7) Issuer: K2 Inc. 7.375% due 7/1/14 Date of Purchase: 6/24/04 Underwriter from whom Purchased: J.P. Morgan

         Affiliated Underwriters: B of A Securities

         Other Members of Syndicate:  None

         Aggregate dollar amount of purchase:
                          $1,000,000
         Aggregate dollar amount of offering:
                          $200,000,000
         Purchase price (net of fees and expenses):
                          $100
         Date offering commenced: 6/24/04

         Commission:      $27,500 net

EXHIBIT 77.Q1  Amendment to Restated Declaration of Trust


                                 CMG FUND TRUST

                                AMENDMENT NO. 10
                                       TO
                          RESTATED DECLARATION OF TRUST


         The undersigned officer of CMG Fund Trust (the "Trust") certifies that the following amendment to the Restated Declaration of Trust dated October 13, 1993 of the Trust was duly adopted by the Trustees of the Trust effective February 27, 2004.

         1. Section 3.06 is amended to add two new sections, 3.06-25 and 3.06-26, to read in their entirety as follows:


                  "3.06-25 Subject to the relative rights and preferences and other terms of this Declaration of Trust, the trustees authorize the establishment of the twenty first Series to be designated as follows: CMG Intermediate Bond Fund."

                  "3.06-26 Subject to the relative rights and preferences and other terms of this Declaration of Trust, the trustees authorize the establishment of the twenty second Series to be designated as follows: CMG Ultra Short Term Bond Fund."

         2. Section 3.06-8 is amended is to read in its entirety as follows:


                  "3.06-8 Subject to the relative rights and preferences and other terms of this Declaration of Trust, the trustees authorize the establishment of the sixth Series to be designated as follows: CMG Core Bond Fund."


Dated:     February 27, 2004


                                                         /s/ MARK A. WENTZIEN
                                                         ----------------------
                                                         Mark A. Wentzien
                                                         Assistant Secretary

Exhibit 77.Q1E  Investment Advisory Contracts

Fixed Income Securities Fund (Series #05)

                                 AMENDMENT NO. 1
                                       TO
                                 CMG FUND TRUST
                               CMG CORE BOND FUND

                          INVESTMENT ADVISORY CONTRACT



                                 Amendment No. 1

         This is entered into this 27th day of February, 2004 between CMG Core Bond Fund, a portfolio of CMG Fund Trust, an Oregon business trust, (the "Fund") and Columbia Management Advisors, Inc., an Oregon corporation (the "Adviser").

                                   Background

1. On June 29, 2000 the Fund and Adviser entered into an Investment Advisory Contract (the "Agreement"). The parties wish to amend the Agreement to provide for a unified fee structure.

2. The Fund has changed its name from "CMG Fixed Income Securities Fund" to "CMG Core Bond Fund".

         Therefore, in consideration of the above, the Agreement is amended as follows:

                                    Agreement

1. Section 2 of the Agreement is deleted in its entirety and in its place is inserted the following:

         ALLOCATION OF CHARGES AND EXPENSES.

         (a) With respect to the Fund, the Adviser shall pay all operating costs and expenses of the Fund (other than those described in subsection (b) below, which shall be paid by the Trust) including custodian fees, transfer agent fees, legal fees for the Fund, accounting expenses (other than auditing fees), and governmental fees, cost of stock certificates, and any other expenses (including clerical expenses) of issue, sale, repurchase, or redemption of shares, expenses of registering or qualifying shares for sale, transfer taxes, and all expenses of preparing the Trust's registration statement and prospectus, and the cost of printing and delivering to shareholders prospectuses and reports, all executive salaries and executive expenses, office rent of the Trust, ordinary office expenses (other than the expense of clerical services relating to the administration of the Trust), and for any other expenses that, if otherwise borne by the Trust, would cause the Trust to "be deemed to be acting as a distributor of securities of which it is the issuer, other than through an underwriter" pursuant to Rule 12b-1 under the Act, of each class of each series. The Adviser shall provide investment advisory, statistical, and research facilities and all clerical services relating to research, statistical, and investment work with respect to the Fund.

         (b) The Trust shall not be required to pay any expenses of the Trust other than the following: disinterested trustees fees and expenses, including their legal counsel, auditing expenses, interest incurred on borrowing by a Fund, if any, portfolio transaction expenses, taxes and extraordinary expenses of the Fund.

2. Section 3 of the Agreement is deleted in its entirety and in its place is inserted the following:

         COMPENSATION OF THE ADVISER

         (a) For services to be rendered, the facilities to be furnished, and the payments to be made by the Adviser, as provided in Sections 1 and 2 of this Agreement, for each calendar month each portfolio of the Trust shall pay, on behalf of each of the Funds, to the Adviser a management fee computed at the annual rate set forth below based on the Fund's daily net assets:

                  CMG Core Bond Fund                          0.25%

If the asset value is not required to be determined on any particular business day, then for the purposes of this Section 3, the net asset value of a share as last determined shall be deemed to be the asset value of a share as of the close of business on that day. If there is no business day in any calendar month, the fee shall be computed on the basis of the asset value of a share as last determined, multiplied by the average number of shares outstanding on the last day of the month.

         (b) If the Board of Trustees of the Trust determines to issue any additional series or any classes of shares of any Fund for which it is proposed that the Adviser serve as investment manager, the Trust and the Adviser may enter into an Addendum to this Agreement setting forth the name for the series, the applicable fee and such other terms and conditions as are applicable to the management of such series of shares.

         In all other respects, the Agreement shall remain in full force and effect.

                                            CMG FUND TRUST

                                            /s/ J. KEVIN CONNAUGHTON
                                            -----------------------------------
                                            By: J. Kevin Connaughton
                                            Title: President


                                            COLUMBIA MANAGEMENT ADVISORS, INC.

                                            /s/ KEITH T. BANKS
                                            -----------------------------------
                                            By: Keith T. Banks
                                            Title: Chief Executive Officer

SHORT TERM BOND FUND (SERIES #04)


                                 AMENDMENT NO. 1
                                       TO
                                 CMG FUND TRUST
                            CMG SHORT TERM BOND FUND

                          INVESTMENT ADVISORY CONTRACT



                                 Amendment No. 1

         This is entered into this 27th day of February, 2004 between CMG Short Term Bond Fund, a portfolio of CMG Fund Trust, an Oregon business trust, (the "Fund") and Columbia Management Advisors, Inc., an Oregon corporation (the "Adviser").

                                   Background

1. On January 9, 1998 the Fund and Adviser entered into an Investment Advisory Contract (the "Agreement"). The parties wish to amend the Agreement to provide for a unified fee structure.

         Therefore, in consideration of the above, the Agreement is amended as follows:

                                    Agreement

1. Section 2 of the Agreement is deleted in its entirety and in its place is inserted the following:

         ALLOCATION OF CHARGES AND EXPENSES.

         (a) With respect to the Fund, the Adviser shall pay all operating costs and expenses of the Fund (other than those described in subsection (b) below, which shall be paid by the Trust) including custodian fees, transfer agent fees, legal fees for the Fund, accounting expenses (other than auditing fees), and governmental fees, cost of stock certificates, and any other expenses (including clerical expenses) of issue, sale, repurchase, or redemption of shares, expenses of registering or qualifying shares for sale, transfer taxes, and all expenses of preparing the Trust's registration statement and prospectus, and the cost of printing and delivering to shareholders prospectuses and reports, all executive salaries and executive expenses, office rent of the Trust, ordinary office expenses (other than the expense of clerical services relating to the administration of the Trust), and for any other expenses that, if otherwise borne by the Trust, would cause the Trust to "be deemed to be acting as a distributor of securities of which it is the issuer, other than through an underwriter" pursuant to Rule 12b-1 under the Act, of each class of each series. The Adviser shall provide investment advisory, statistical, and research facilities and all clerical services relating to research, statistical, and investment work with respect to the Fund.

         (b) The Trust shall not be required to pay any expenses of the Trust other than the following: disinterested trustees fees and expenses, including their legal counsel, auditing expenses, interest incurred on borrowing by a Fund, if any, portfolio transaction expenses, taxes and extraordinary expenses of the Fund.

2. Section 3 of the Agreement is deleted in its entirety and in its place is inserted the following:

         COMPENSATION OF THE ADVISER

         (a) For services to be rendered, the facilities to be furnished, and the payments to be made by the Adviser, as provided in Sections 1 and 2 of this Agreement, for each calendar month each portfolio of the Trust shall pay, on behalf of each of the Funds, to the Adviser a management fee computed at the annual rate set forth below based on the Fund's daily net assets:

                  CMG Short Term Bond Fund                    0.25%

If the asset value is not required to be determined on any particular business day, then for the purposes of this Section 3, the net asset value of a share as last determined shall be deemed to be the asset value of a share as of the close of business on that day. If there is no business day in any calendar month, the fee shall be computed on the basis of the asset value of a share as last determined, multiplied by the average number of shares outstanding on the last day of the month.

         (b) If the Board of Trustees of the Trust determines to issue any additional series or any classes of shares of any Fund for which it is proposed that the Adviser serve as investment manager, the Trust and the Adviser may enter into an Addendum to this Agreement setting forth the name for the series, the applicable fee and such other terms and conditions as are applicable to the management of such series of shares.

         In all other respects, the Agreement shall remain in full force and effect.


                                            CMG FUND TRUST

                                            /s/ J. KEVIN CONNAUGHTON
                                            -----------------------------------
                                            By: J. Kevin Connaughton
                                            Title: President


                                            COLUMBIA MANAGEMENT ADVISORS, INC.

                                            /s/ KEITH T. BANKS
                                            -----------------------------------
                                            By: Keith T. Banks
                                            Title: Chief Executive Officer

Ultra Short Term Bond Fund and Intermediate Bond Fund (Series #16- No Series Designated for Intermediate Bond Fund as It is Not Operational)

                                 CMG FUND TRUST

                          INVESTMENT ADVISORY CONTRACT

         This Agreement is made the 27th day of February, 2004 between CMG FUND TRUST, an Oregon business trust (the "Trust"), and COLUMBIA MANAGEMENT ADVISORS, INC., an Oregon corporation having its principal place of business in Portland, Oregon (the "Adviser"). The Trust is registered as an open-end investment company pursuant to the Investment Company Act of 1940 (the "Act"). The Adviser is registered as an investment adviser pursuant to the Investment Advisers Act of 1940. The Trust has established certain series of shares set forth in Section 3 of this Agreement (each a "Fund", collectively the "Funds") and this Agreement relates to services to be performed by the Adviser with respect to the Funds.

                                    AGREEMENT

         Now, therefore, in consideration of the promises in this Agreement, the parties agree as follows:

         1. DUTIES OF ADVISER. With respect to each of the Funds, the Adviser shall regularly provide the Trust with research, advice, and supervision with respect to investment matters and shall furnish continuously an investment program, determining what securities shall be purchased or sold and what portion of the Trust's assets shall be held invested or uninvested, subject always to the provisions of the Act and the Trust's Declaration of Trust and Bylaws, and amendments thereto, which amendments shall be furnished to the Adviser by the Trust. The Adviser shall take any steps necessary or appropriate to carry out its decisions in regard to the foregoing matters and the general conduct of the business of the Trust. The Adviser may take into consideration receipt of research and statistical information and other services rendered to the Trust in the allocation of commissions from portfolio brokerage business.

         2. ALLOCATION OF CHARGES AND EXPENSES.

         (a) With respect to the Funds, the Adviser shall pay all operating costs and expenses of the Funds (other than those described in subsection (b) below, which shall be paid by the Trust) including custodian fees, transfer agent fees, legal fees for the Funds, accounting expenses (other than auditing fees), and governmental fees, cost of stock certificates, and any other expenses (including clerical expenses) of issue, sale, repurchase, or redemption of shares, expenses of registering or qualifying shares for sale, transfer taxes, and all expenses of preparing the Trust's registration statement and prospectus, and the cost of printing and delivering to shareholders prospectuses and reports, all executive salaries and executive expenses, office rent of the Trust, ordinary office expenses (other than the expense of clerical services relating to the administration of the Trust), and for any other expenses that, if otherwise borne by the Trust, would cause the Trust to "be deemed to be acting as a distributor of securities of which it is the issuer, other than through an underwriter" pursuant to Rule 12b-1 under the Act, of each class of each series. The Adviser shall provide investment advisory, statistical, and research facilities and all clerical services relating to research, statistical, and investment work with respect to each of the Funds.

         (b) The Trust shall not be required to pay any expenses of the Trust other than the following: disinterested trustees fees and expenses, including their legal counsel, auditing expenses, interest incurred on borrowing by a Fund, if any, portfolio transaction expenses, taxes and extraordinary expenses of the Funds.

         3. COMPENSATION OF THE ADVISER.

         (a) For services to be rendered, the facilities to be furnished, and the payments to be made by the Adviser, as provided in Sections 1 and 2 of this Agreement, for each calendar month the Trust shall pay, on behalf of each of the Funds, to the Adviser a management fee computed at the annual rate set forth below based on the applicable Fund's daily net assets:

          ---------------------------------------- ---------------------------
                     NAME OF FUND                      APPLICABLE FEE RATE
          ---------------------------------------- ---------------------------
          CMG Ultra Short Term Bond Fund                     0.25%
          ---------------------------------------- ---------------------------
          CMG Intermediate Bond Fund                         0.25%
          ---------------------------------------- ---------------------------

If the asset value is not required to be determined on any particular business day, then for the purposes of this Section 3, the asset value of a share as last determined shall be deemed to be the asset value of a share as of the close of business on that day. If there is no business day in any calendar month, the fee shall be computed on the basis of the asset value of a share as last determined, multiplied by the average number of shares outstanding on the last day of the month.

         (b) If the Board of Trustees of the Trust determines to issue any additional series or any classes of shares of any Fund for which it is proposed that the Adviser serve as investment manager, the Trust and the Adviser may enter into an Addendum to this Agreement setting forth the name of the series, the applicable fee and such other terms and conditions as are applicable to the management of such series of shares.

         4. COVENANTS OF THE ADVISER. In connection with purchases or sales of portfolio securities for the account of a Fund, neither the Adviser nor any officer, director, or employee of the Adviser shall act as a principal. The Adviser covenants that it and its employees will comply with investment restrictions of the Trust's Bylaws applicable to them. If the Adviser or any of its affiliates give any advice to clients concerning the shares of any of the Funds, it will act solely as investment counsel for the clients and not on behalf of the Trust.

         5. LIMITATION ON LIABILITY OF ADVISER. The Adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by a Fund in connection with the matters to which this agreement relates, except a loss resulting from willful malfeasance, bad faith, or gross negligence on the part of the Adviser in the performance of its duties or from reckless disregard by the Adviser of its obligations and duties under this Agreement. The federal securities laws impose liabilities under certain circumstances on persons who act in good faith, and therefore nothing herein shall in any way constitute a waiver or limitation of any rights which the Trust may have under any federal securities laws.

6.       DURATION AND TERMINATION OF THIS AGREEMENT.

         (a) This Agreement shall remain in force for two years from the date hereof, and it may be continued from year to year thereafter if approved annually by a vote of a majority of the Trust's shareholders or by its trustees and in either case a vote of a majority of the trustees who are not parties to this Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval.

         (b) This Agreement may be terminated at any time without the payment of any penalty by vote of the trustees of the Trust, by vote of a majority of the outstanding shares of a Fund (with respect to that series of the Trust), or by the Adviser, on 60 days written notice to the other party.

         (c) This Agreement shall automatically terminate if it is assigned. The Adviser shall notify the Trust of any change in the officers or directors of the Adviser within a reasonable time after the change. The terms "assignment," "vote of a majority of the outstanding voting securities," and "interested persons" shall have the meanings specified in the Act.

         7. APPLICABLE TO SPECIFIC FUNDS. The Adviser agrees that, with respect to any obligation of the Trust under this Agreement, the Adviser shall look only to the assets of the Fund to which the obligation relates.

8. SUBCONTRACTS. In rendering the services to be provided pursuant to this Agreement, the Adviser may in its discretion, from time to time, engage or associate itself with such persons or entities as it determines is necessary or convenient and contract with such persons or entities to obtain information, investment advisory and management services, or such other services as the Adviser deems appropriate. Any fees, compensation or expenses to be paid to any such person or entity shall be paid by the Adviser, and no obligation to such person or entity shall be incurred on behalf of the Trust. Any arrangement entered into pursuant to this paragraph shall, to the extent required by law, be subject to the approval of the Trustees of the Trust, including a majority of the independent trustees, and the shareholders of the Trust.

IN WITNESS WHEREOF the parties have caused this Agreement to be executed as of the day and year first written above.

CMG FUND TRUST

                                            /s/ J. KEVIN CONNAUGHTON
                                            -----------------------------------
                                            By: J. Kevin Connaughton
                                            Title: President


                                            COLUMBIA MANAGEMENT ADVISORS, INC.

                                            /s/ KEITH T. BANKS
                                            -----------------------------------
                                            By: Keith T. Banks
                                            Title: Chief Executive Officer